Exhibit (h)(10)

                             Amendment to Exhibit A
                             ----------------------

                             Dated November 17, 2004
                             -----------------------


                                                  Ordinary Fund Operating
                                                           Expenses
                                                (as a percentage of average
Fund                                                   daily net assets)

Cash Management Fund Investment                             0.75%
Tax Free Money Fund Investment                              0.75%
NY Tax Free Money Fund Investment                           0.75%
Treasury Money Fund Investment                              0.75%
International Equity Fund - Investment Class                1.50%
International Equity Fund - Class A                         1.50%
International Equity Fund - Class B                         2.25%
International Equity Fund - Class C                         2.25%
PreservationPlus Income Fund                                0.86%
PreseveationPlus Income - Class A                           0.86%
Preservation Plus Income Class C                            1.48%